UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LION COPPER CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	98-1664106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

517 West Bridge Street, Suite A,
Yerington, Nevada	89447
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.              ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.              ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.      ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

For a description of Lion Copper Corp.'s (the "Registrant") common shares, no par value (the "Common Shares"), to be registered hereunder, reference is made to the information set forth under the heading "Description of Our Common Shares" in the Registrant's prospectus that constitutes a part of the Registrant's Registration Statement on Form S-1/A, as amended (File No. 333-290596) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on December 10, 2025, which information is hereby incorporated by reference.

Item 2. Exhibits.

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LION COPPER CORP.

By:
/s/ John Banning
Name: John Banning
Title: Chief Executive Officer

Dated:  October 14, 2026